Exhibit 10.16

NINTH AMENDMENT TO LEASE

This ninth amendment to Lease (“Amendment”), dated for reference purposes only September 4, 2013 is attached to and becomes a part of that Lease between KWI Ashford Westchase Buildings, L.P., a Delaware limited partnership, (hereinafter called “Landlord”) and Rignet, Inc., (hereinafter called “Tenant”).

W I T N E S S E T H

WHEREAS, under that certain lease agreement (the “Lease”) dated June 17, 2003, Landlord leased to Tenant and Tenant leased from Landlord office space consisting of approximately 3,638 rentable square feet in the office building known as Ashford Crossing II located at 1880 South Dairy Ashford, Houston, Texas (“Leased Premises”) for a term of Forty-one (41) months ending December 31, 2006 and was amended by First Amendment to Lease dated September 19, 2003 wherein Tenant expanded by an additional 1,432 rentable square feet for a total of 5,070 rentable square feet; and, was amended by Second Amendment to Lease dated October 3, 2005 wherein Tenant expanded by an additional 2,363 rentable square feet known as Suite 570; and, was amended by Third Amendment to Lease dated January 13, 2006 wherein Tenant relocated to Suite 300 and expanded by 4,339 rentable square feet; and, was amended by Fourth Amendment to Lease dated March 7, 2006 wherein Tenant expanded by an additional 928 rentable square feet known as Suite 140 and 355 rentable square feet for a total of 13,055 rentable square feet; and, was amended by Fifth Amendment to Lease dated June 19, 2006 wherein Tenant amortized additional improvements into the Base Rent; and, was amended by Sixth Amendment to Lease dated November 5, 2009 wherein Tenant expanded by an additional 2,151 rentable square feet for a total of 15,206 rentable square feet; and, was amended by Seventh Amendment to Lease dated December 10, 2010 wherein Tenant expanded by an additional 4,299 rentable square feet for a total of 19,505 rentable square feet; and, was amended by Eighth Amendment to Lease dated October 15, 2012, wherein Tenant expanded by an additional 9,669 rentable square feet for a total of 29,174 rentable square feet (collectively defined as the “Lease Agreement”).

WHEREAS, Landlord and Tenant desire to amend said Lease as set forth herein; and, NOW, THEREFORE, IT IS MUTUALLY COVENANTED AND AGREED AS FOLLOWS:

(1)	LEASED PREMISES. Effective September 1, 2013, the Leased Premises specified in Section 1.02 of the Lease and Paragraph 1 of the Eighth Amendment to Lease, consisting of approximately 29,174 rentable square feet known as Suite 300, (“Existing Office Space”) shall be expanded by approximately 5,437 rentable square feet currently know as Suite 222, (“Ninth Amendment Expansion Area”) for a total of approximately 34,611 rentable square feet (“Combined Lease Premises”), as shown on Exhibit A attached hereto.

(2)	BASE RENTAL. Effective September 1, 2013, the Base Rental for the Combined Lease Premises shall be as follows:

09/01/13 through 11/30/13	$52,679.00 per month	34,611 RSF
12/01/13 through 01/31/14	$30,798.50 per month	34,611 RSF
02/01/14 through 02/28/14	$53,894.59 per month	34,611 RSF
03/01/14 through 08/31/15	$54,121.13 per month	34,611 RSF
09/01/15 through 09/12/15	$21,351.90 per month	34,611 RSF

(3)	OPERATING EXPENSE BASE. The Expense Stop specified in Section 1.12 of the Lease for the Ninth Amendment Expansion Area shall be the actual operating expenses for Calendar year 2013 (“Base Year 2013”) grossed up to reflect 95% occupancy. The treatment of operating expenses for the Existing Office Space consisting of 29,174 rentable square feet will remain as described in the existing Lease Agreement.

(4)	LEASEHOLD IMPROVEMENTS. The Ninth Amendment Expansion Area consisting of approximately 5,437 rentable square feet shall be tendered in an “as-is” condition. Landlord does not warrant or represent the condition of existing leasehold improvements.

(5)	PARKING. Tenant shall be entitled to twelve (12) additional unreserved/uncovered parking spaces for a total of sixty-seven (67) and ten (10) additional reserved/covered parking spaces, consisting of ten (10) carports, for a total of forty-one (41) reserved/covered spaces at no charge for the term of the Lease.

(6)	RENEWAL. Tenant’s renewal option as defined in the Eighth Amendment shall carry-forward and also identically apply to the Ninth Amendment Expansion Area.

(7)	REIMBURSEMENT. Landlord agrees to reimburse Tenant up to $600.00 for Tenant’s work associated with the logo wall located in the reception area of the Ninth Amendment Expansion Area.

(8)	CONFIDENTIALITY. Tenant shall not, at any time either during or subsequent to the negotiations of a Lease and/or Lease Amendment between Landlord and Tenant, disclose to any person or entity any of the contents of the negotiations between Landlord and Tenant, if a Lease and/or Lease Amendment is entered into between Landlord and Tenant, any terms of the Lease.

(9)	BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment except MRIO, Inc. (on behalf of the Landlord) and Avison Young—Texas, LLC (on behalf of the Tenant), and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to any other brokers or agents claiming a commission in connection with this Amendment through Tenant. Landlord agrees to pay Tenant’s broker a commission based on a separate agreement.

(10)	AUTHORITY. Tenant and each person signing this Amendment on behalf of Tenant represent to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

(11)	DEFINED TERMS. All terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

(12)	RATIFICATION OF LEASE. Except as amended hereby, the Lease shall remain in full force and effect in accordance with the terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

(13)	NO REPRESENTATIONS. Landlord and Landlord’s agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein.

(14)	ENTIRE AGREEMENT. This Amendment together with the Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written. Except as specifically herein amended, all other terms and conditions of the Lease shall remain in full force and effect.

LANDLORD:	TENANT:

KWI Ashford Westchase Buildings, L.P., a Delaware limited partnership	Rignet, Inc.

By: KWI Ashford Westchase General Partner, L.L.C, a Delaware limited liability company, Its general partner

By: Kennedy Wilson Austin, Inc., Its Agent	By:

Stephen A. Pyhrr Vice President

Date: 9/5/13	Date:

EXHIBIT A

Lease Premises—29,174 NRA-Level 3

2,759 NRA
OPEN TO ATRIUM BELOW
EXP. 1,540 NRA
GIVE BACK 308 NRA
STAIR 1
MECHANICAL 1
ELECTRICAL 1
STAIR 2
MECHANICAL 2
ELECTRICAL 2

SCHEMATIC DESIGN

SCALE 1/8" = 1'-0"

CDI Douglass + Pyle

RIGNET

1880 DAIRY ASHFORD

LEVEL 03

SCHEMATIC

SD-1

Lease Premises—5437 NRA-Level 2